Exhibit 99.1

Media contact:	Investor contact:
Mike Jacobsen, APR	Nick Codispoti
+1 330 490 3796	+1 330 490 3513
michael.jacobsen@diebold.com	nick.codispoti@diebold.com

FOR IMMEDIATE RELEASE:
October 25, 2012

DIEBOLD REPORTS 2012 THIRD QUARTER FINANCIAL RESULTS
Earnings overview presentation available at http://www.diebold.com/earnings/DBD3Q12.pdf

•	3Q EPS from continuing operations of $0.27, or $0.39 non-GAAP*

•	Total revenue for 3Q 2012 increased 0.1% compared with prior-year period, or 5.6% on constant currency

•	Free cash use* for 3Q 2012 increased $40.5 million from 3Q 2011, but improved on a YTD basis by $28.5 million; net debt* at 9/30/12 was $151.2 million, a decrease of $81.1 million;

•	Security revenue grew 7.7% during the quarter;

•	Company reduces YE earnings guidance to reflect customer project delays in Brazil and mix shift in North America

NORTH CANTON, Ohio - Diebold, Incorporated (NYSE: DBD) today reported third quarter 2012 net income from continuing operations attributable to Diebold, net of tax, of $17.4 million, or $0.27 per diluted share. This compares with third quarter 2011 net income of $41.8 million, or $0.65 per diluted share. Third-quarter 2012 revenue was $709.9 million, up slightly from the third quarter 2011.

Non-GAAP income from continuing operations attributable to Diebold, net of tax, in the third quarter 2012 was $0.39 per diluted share, compared with $0.69 per diluted share from the third quarter 2011.

Management commentary
"While our business in the third quarter remained sound, as we generated slight revenue increases off a very strong prior-year period, our profitability was negatively affected by a number of factors," said Thomas W. Swidarski, Diebold president and chief executive officer. "Profit fell off considerably in Brazil, due to the year-over-year decline in the cyclical voting business there. While our business remains robust in North America, a greater-than-expected shift in revenue mix significantly impacted profit margin on several sub-components of the business during the quarter. In addition, increased investments in our service infrastructure and timing of customer projects negatively impacted service margins.

"To offset ongoing competitive pressures in our global markets and the increased investment required in our business, we have a number of initiatives to address our long-term cost position. These include implementing a global shared services model, global realignment of resources and investing in service technology infrastructure," Swidarski continued. "We will continue to focus on these initiatives and expand and accelerate them where appropriate.
"As previously announced, we have reduced our earnings expectations for the full year due to customer project delays in our financial self-service business in Brazil and to reflect the revenue mix shift in North America," Swidarski concluded. "Despite the mix shift and timing issues we experienced during the quarter, we remain confident in the fundamentals of our global financial self-service business -- which we expect to grow 8% to 9% this year, or 12% to 13% on a constant currency basis. I am also encouraged by our performance in the security business, which grew nearly 8 percent during the quarter."
-more-
*See accompanying notes for non-GAAP measures.

PAGE 2/ DIEBOLD REPORTS 2012 THIRD QUARTER FINANCIAL RESULTS

"Reflective of our increased traction in that space, we have tightened our full-year revenue guidance for security within the higher end of the prior outlook. I remain confident we can execute on the opportunities on the horizon for Diebold and deliver profitable growth led by our services capabilities -- both in the near term and beyond."
Results of Operations
Revenue

Total revenue for the third quarter 2012 increased slightly compared with the third quarter 2011, with strong growth in North America offset by a year-over-year decline in Brazil voting revenue and a net negative currency impact of approximately 6%.

Gross Margin

Total gross margin for the third quarter 2012 was 24.4%, a decrease of 3.0 percentage points from the third quarter of 2011, with similar declines in both product and service.

Operating Expenses

Total operating expenses were $150.6 million, or 21.2% of revenue, for the third quarter 2012, an increase of 1.5 percentage points from the third quarter of 2011. Operating expenses in the third quarter 2012 included $3.6 million of net restructuring charges related to the company's global realignment plan, including realignment of resources and certain international facilities to better support opportunities in target markets and leverage software-led services technology to support customers in efforts to optimize overall operational performance.

Third quarter 2012 operating expenses also included non-routine expenses of $0.6 million for legal, consultative, and audit costs related to the previously disclosed Foreign Corrupt Practices Act (FCPA) investigation. In addition, operating expenses included a non-cash impairment charge of $7.9 million related to the company's 50 percent ownership in Shanghai Diebold King Safe Company, Ltd.

Operating expenses in the third quarter 2011 included $2.1 million of net restructuring charges primarily associated with restructuring efforts in EMEA. Third quarter 2011 operating expenses also included non-routine expenses of $2.6 million for legal, consultative, and audit costs related to the FCPA investigation.

Operating Profit

Operating profit was $22.7 million, or 3.2% of net sales, in the third quarter 2012, a decrease of 4.5 percentage points from the third quarter 2011. Non-GAAP operating profit* in the third quarter 2012 was $33.7 million, or 4.7% of revenue, compared with $58.4 million, or 8.2% of revenue, in the third quarter 2011, in each case excluding applicable restructuring charges, non-routine expenses and impairment charges.

Income Tax
The effective tax rate on continuing operations for the three months ended September 30, 2012 was 30.2 percent compared to 20.8 percent for the same period of 2011. The 9.4 percentage point increase was mainly due to non-recurring discrete items, including adjustments from an IRS exam, reducing the effective tax rate for the three months ended September 30, 2011.

Income from Continuing Operations, net of tax (attributable to Diebold)

Income from continuing operations, net of tax, was $17.4 million, or 2.5% of revenue in the third quarter 2012, a decrease of 3.4 percentage points from the third quarter 2011. Included in the third quarter 2012 net of tax results are net restructuring charges of $1.5 million, $0.4 million in net non-routine expenses, and $5.7 million in impairment charges. Included in the third quarter 2011 net of tax results are net restructuring charges of $1.2 million and $1.6 million in net non-routine expenses.
-more-
*See accompanying notes for non-GAAP measures.

PAGE 3/ DIEBOLD REPORTS 2012 THIRD QUARTER FINANCIAL RESULTS

Balance Sheet, Cash Flow and Liquidity
The company's net debt* was $151.2 million at September 30, 2012, an increase in net debt of $143.4 million from the net debt* position at December 31, 2011 and a reduction of $81.1 million from September 30, 2011. During the third quarter 2012, the company acquired GAS Technologia, an Internet banking, online payment and mobile banking security company, for approximately $39 million. This purchase price includes holdback payments of approximately $15 million. The company's net debt to capital ratio was 9.5% at September 30, 2012, 0.5% at December 31, 2011 and 15.1% at September 30, 2011.

Net cash used in operating activities was $28.8 million for the nine months ended September 30, 2012, a decrease of $25.9 million compared with the nine months ended September 30, 2011. Free cash use* in the third quarter 2012 was $10.0 million, an increase of $40.5 million from the third quarter 2011. The company typically generates the majority of its cash flow during the fourth quarter.

Corporate Compliance
Diebold conducted a global internal review and continues to monitor its compliance with the FCPA. The company excludes costs related to this review from its non-GAAP operating results as it provides a better overall understanding of the company's historical financial performance and future prospects. The company is also continuing its cooperation with the DOJ and SEC in their ongoing inquiries, and is continuing its discussions with the government toward a resolution to this matter.  Diebold cannot predict the length, scope or results of these ongoing inquiries and discussions, or the impact, if any, on the results of its operations.

In August 2012, one of the company's Brazilian subsidiaries was notified of a tax assessment of approximately $133 million, including penalties and interest, regarding certain Brazilian federal indirect taxes for 2008 and 2009. The assessment alleges improper importation of certain components into the country's free trade zone that would nullify certain indirect tax incentives. The company disagrees with the assessment and is vigorously defending its position. The company is currently assessing the impact of this tax uncertainty.

Full-year 2012 outlook
The following statements are based on current expectations. Guidance assumes a full-year tax rate of 27%, as well as lower year-over-year election systems revenue in Brazil. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any currency fluctuations, future mergers, acquisitions, disposals or other business combinations, or any possible resolution to the FCPA matter.

Expectations for the full year 2012 are as follows:

•	Revenue

	Previous Guidance	Current Guidance
Total revenue	6% to 8%	Approximately 6%
Financial self-service	10% to 12%	8% to 9%
Security	1% to 4%	3% to 4%
Brazil election sys. / lottery	$45 million to $55 million	$50 million to $55 million

•	Earnings per share

	Previous Guidance	Current Guidance
2012 EPS (GAAP)	$2.31 - $2.44	$1.91 - $1.99
Restructuring charges	0.08 - 0.06	0.15 - 0.13
Non-routine exp.	0.04 - 0.03	0.03 - 0.02
Impairment	0.07	0.16
2012 EPS non-GAAP*	$2.50 - $2.60	$2.25 - $2.30

-more-
*See accompanying notes for non-GAAP measures.

PAGE 4/ DIEBOLD REPORTS 2012 THIRD QUARTER FINANCIAL RESULTS

Overview presentation and conference call

More information on Diebold's quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on Diebold's Investor Relations website. Thomas W. Swidarski and Bradley C. Richardson will discuss the company's financial performance during a conference call today at 10:00 a.m. (ET). Both the presentation and access to the call are available at http://investors.diebold.com. The replay can also be accessed on the site for up to three months after the call.

Revenue Summary by Product, Service and Geographic Area

Revenue Summary by Product and Service Solutions
(In Thousands)
	Q3 2012	Q3 2011	% Change	YTD 9/30/2012	YTD 9/30/2011	% Change
Financial Self-Service
Service	$293,694	$288,176	1.9%	$889,216	$837,969	6.1%
Product	236,994	235,595	0.6%	792,166	659,313	20.2%
Total Fin. Self-Service	530,688	523,771	1.3%	1,681,382	1,497,282	12.3%

Security Solutions
Service	108,611	100,810	7.7%	306,699	304,330	0.8%
Product	45,879	42,601	7.7%	126,692	130,445	(2.9)%
Total Security	154,490	143,411	7.7%	433,391	434,775	(0.3)%

Total Fin. Self-Service & Security	685,178	667,182	2.7%	2,114,773	1,932,057	9.5%

Brazil Election Systems & Lottery	24,741	42,140	(41.3)%	36,825	53,804	(31.6)%

Total Revenue	$709,919	$709,322	0.1%	$2,151,598	$1,985,861	8.3%

Revenue Summary by Geographic Segment
	Q3 2012	Q3 2011	% Change	YTD 9/30/2012	YTD 9/30/2011	% Change
Diebold North America	$395,477	$364,144	8.6%	$1,194,294	$1,008,100	18.5%
Diebold International
Latin America (incl. Brazil)	144,696	170,401	(15.1)%	445,693	447,495	(0.4)%
Asia Pacific	99,439	101,493	(2.0)%	291,788	281,504	3.7%
Europe, Middle East, Africa	70,307	73,284	(4.1)%	219,823	248,762	(11.6)%
Total Diebold International	314,442	345,178	(8.9)%	957,304	977,761	(2.1)%

Total Revenue	$709,919	$709,322	0.1%	$2,151,598	$1,985,861	8.3%

-more-

PAGE 5/ DIEBOLD REPORTS 2012 THIRD QUARTER FINANCIAL RESULTS

Other income (expense), net summary:

	Q3 2012	Q3 2011	YTD 9/30/2012	YTD 9/30/2011
Miscellaneous, net	$607	$(447)	$948	$1,010
Foreign exchange gain (loss), net	930	(349)	2,577	97
Interest expense	(7,615)	(8,110)	(22,684)	(26,298)
Investment income	9,298	8,538	29,292	29,105
Total other income (expense), net	$3,220	$(368)	$10,133	$3,914

Notes for Non-GAAP Measures

1.	Profit/loss summary - 3rd quarter comparison (Dollars in millions)

Q3 2012							Q3 2011
Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales		Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
$709.9	$173.2	24.4%	$150.6	$22.7	3.2%	GAAP Results	$709.3	$194.4	27.4%	$140.0	$54.4	7.7%
	(1.1)		(3.6)	2.5		Restructuring		(0.7)		(2.1)	1.4
	—		(0.6)	0.6		Non-rout. Exp		—		(2.6)	2.6
	—		—	—		Non-rout. Inc		—		—	—
	—		(7.9)	7.9		Impairment		—		—	—
$709.9	$172.1	24.2%	$138.4	$33.7	4.7%	Non-GAAP Results	$709.3	$193.7	27.3%	$135.3	$58.4	8.2%

Profit/loss summary - year-to-date comparison (Dollars in millions)

YTD 9/30/2012							YTD 9/30/2011
Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales		Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
$2,151.6	$552.0	25.7%	$434.8	$117.2	5.4%	GAAP Results	$1,985.9	$513.3	25.8%	$424.9	$88.4	4.5%
	(1.9)		(6.8)	4.9		Restructuring		8.3		(9.4)	17.7
	—		(1.9)	1.9		Non-rout. Exp		—		(13.1)	13.1
	—		—	—		Non-rout. Inc		—		—	—
	—		(14.6)	14.6		Impairment		—		(3.0)	3.0
$2,151.6	$550.2	25.6%	$411.5	$138.6	6.4%	Non-GAAP Results	$1,985.9	$521.6	26.3%	$399.4	122.1	6.2%

The company's management believes excluding net restructuring charges/(benefits), non-routine expenses/income and impairment charges from operating results is an indication of the company's baseline performance. The exclusion of these items permits evaluation and comparison of results for the company's core business operations and it is on this basis that the company's management internally assesses the company's performance.

-more-

PAGE 6/ DIEBOLD REPORTS 2012 THIRD QUARTER FINANCIAL RESULTS

2.	Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q3 2012	Q3 2011	YTD 9/30/2012	YTD 9/30/2011
Total EPS from continuing operations (GAAP measure)	$0.27	$0.65	$1.39	$0.99
Restructuring charges	0.02	0.02	0.05	0.22
Non-routine expenses	0.01	0.02	0.02	0.12
Impairment charges	0.09	—	0.16	0.03
Total adjusted EPS (non-GAAP measure)	$0.39	$0.69	$1.62	$1.36

The company's management believes excluding net restructuring charges/(benefits), non-routine expenses/income and impairment charges is useful to investors because it provides an overall understanding of the company's historical financial performance and future prospects. Exclusion of these items permits evaluation and comparison of results for the company's core business operations, and it is on this basis that management internally assesses the company's performance.

3.	Free cash flow / (use) is calculated as follows:

	Q3 2012	Q3 2011	YTD 9/30/2012	YTD 9/30/2011
Net cash provided by (used in) operating activities (GAAP measure)	$5,214	$45,310	$(28,756)	$(54,664)
Capital expenditures	(15,187)	(14,769)	(35,856)	(38,456)
Free cash flow / (use) (non-GAAP measure)	$(9,973)	$30,541	$(64,612)	$(93,120)

The company's management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities that is available for the execution of its business strategy, including service of debt principal, dividends, share repurchase and acquisitions. Free cash flow is utilized to fund our dividends, as well as mandatory debt payments and other investment opportunities. Free cash flow is not an indicator of residual cash available for discretionary spending, because it does not take into account mandatory debt service or other non-discretionary spending requirements that are deducted in the calculation of free cash flow.

4.	Net investment/(debt) is calculated as follows:

	9/30/2012	12/31/2011	9/30/2011
Cash, cash equivalents and short-term investments (GAAP measure)	$572,164	$620,773	$472,210
Debt instruments	(723,321)	(628,503)	(704,436)
Net investment/(debt) (non-GAAP measure)	$(151,157)	$(7,730)	$(232,226)

The company's management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. Between 96% and 98% of the company's cash and cash equivalents and short-term investments reside in international tax jurisdictions for all periods presented.

Forward-Looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements”. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company's future operating performance, the company's share of new and existing markets, the company's short- and long-term revenue and earnings growth rates, and the company's implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company's manufacturing capacity.

-more-

PAGE 7/ DIEBOLD REPORTS 2012 THIRD QUARTER FINANCIAL RESULTS

The use of the words “will,” “believes,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:

•	competitive pressures, including pricing pressures and technological developments;

•	changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures;

•
changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations, including Brazil, where a significant portion of the company's revenue is derived;

•
global economic conditions, including any additional deterioration and disruption in the financial markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit;

•	acceptance of the company's product and technology introductions in the marketplace;

•	the company's ability to maintain effective internal controls;

•	changes in the company's intention to repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions could negatively impact foreign and domestic taxes;

•	unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments, including with respect to the company's Brazilian tax dispute;

•	variations in consumer demand for financial self-service technologies, products and services;

•	potential security violations to the company's information technology systems;

•
the investment performance of our pension plan assets, which could require us to increase our pension contributions, and significant changes in health care costs, including those that may result from government action;

•	the amount and timing of repurchases of the company's common shares, if any;

•	the outcome of the company's global FCPA review and any actions taken by government agencies in connection with the company's self disclosure, including the pending DOJ and SEC investigations; and

•	the company's ability to achieve benefits from its cost-reduction initiatives and other strategic changes, including its restructuring actions.

About Diebold
Diebold, Incorporated is a global leader in providing integrated self-service delivery and security systems and services. Diebold employs approximately 17,000 associates with representation in nearly 90 countries worldwide and is headquartered in the Canton, Ohio region, USA. Diebold is publicly traded on the New York Stock Exchange under the symbol 'DBD.' For more information, visit the company's website at www.diebold.com or follow the company on Twitter: http://twitter.com/diebold_inc.

###

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(IN THOUSANDS EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net Sales
Service	$402,305	$388,986	$1,196,079	$1,142,311
Product	307,614	320,336	955,519	843,550
Total	709,919	709,322	2,151,598	1,985,861
Cost of goods
Service	301,787	277,558	881,275	841,571
Product	234,922	237,378	718,304	631,010
Total	536,709	514,936	1,599,579	1,472,581
Gross Profit	173,210	194,386	552,019	513,280
Percent of net sales	24.4%	27.4%	25.7%	25.8%
Operating expenses
Selling, general and administrative	120,455	121,508	359,053	364,670
Research, development and engineering	22,167	18,466	61,140	57,265
Impairment of assets	7,930	—	14,631	2,962
Total	150,552	139,974	434,824	424,897
Percent of net sales	21.2%	19.7%	20.2%	21.4%
Operating profit	22,658	54,412	117,195	88,383
Percent of net sales	3.2%	7.7%	5.4%	4.5%
Other income (expense), net	3,220	(368)	10,133	3,914
Income from continuing operations before taxes	25,878	54,044	127,328	92,297
Taxes on income	(7,814)	(11,262)	(35,507)	(23,767)
Income from continuing operations	18,064	42,782	91,821	68,530
Income from discontinued operations, net of tax	—	—	—	518
Net income	18,064	42,782	91,821	69,048
Less: net income attributable to noncontrolling interest	(630)	(1,027)	(2,722)	(3,988)
Net income attributable to Diebold, Inc.	$17,434	$41,755	$89,099	$65,060

Basic weighted average shares outstanding	63,211	63,626	63,003	64,797
Diluted weighted average shares outstanding	64,134	64,186	63,930	65,304

Basic Earnings Per Share:
Income from continuing operations	$0.28	$0.66	$1.41	$0.99
Income from discontinued operations	—	—	—	0.01
Net income	$0.28	$0.66	$1.41	$1.00

Diluted Earnings Per Share:
Income from continuing operations	$0.27	$0.65	$1.39	$0.99
Income from discontinued operations	—	—	—	0.01
Net income	$0.27	$0.65	$1.39	$1.00

Amounts Attributable to Diebold, Inc.
Income from continuing operations	$17,434	$41,755	$89,099	$64,542
Income from discontinued operations	—	—	—	518
Net income attributable to Diebold, Inc.	$17,434	$41,755	$89,099	$65,060

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	September 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$302,550	$333,920
Short-term investments	269,614	286,853
Trade receivables, net	462,498	414,969
Inventories	490,691	440,900
Other current assets	262,717	255,713
Total current assets	1,788,070	1,732,355

Securities and other investments	74,840	74,869
Property, plant and equipment, net	182,826	192,694
Goodwill	271,911	253,063
Other assets	278,107	264,462
Total assets	$2,595,754	$2,517,443

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$75,000	$21,722
Accounts payable	219,446	221,964
Other current liabilities	526,987	580,531
Total current liabilities	821,433	824,217

Long-term debt	647,863	606,154
Long-term liabilities	232,980	228,812

Total Diebold, Inc. shareholders' equity	861,490	826,986
Noncontrolling Interests	31,988	31,274
Total equity	893,478	858,260

Total liabilities and equity	$2,595,754	$2,517,443

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN THOUSANDS)

	Nine Months Ended
	September 30,
	2012	2011
Cash flow from operating activities:
Net income	$91,821	$69,048
Adjustments to reconcile net income to cash flow from operating activities:
Depreciation and amortization	56,909	58,638
Impairment of assets	14,631	2,962
Other	7,453	7,668

Cash flow from changes in certain assets and liabilities:
Trade receivables	(49,683)	(36,418)
Inventories	(55,397)	(84,179)
Accounts payable	(2,013)	3,271
Certain other assets and liabilities	(92,477)	(75,654)
Net cash used in operating activities	(28,756)	(54,664)

Cash flow from investing activities:
Payments for acquisitions, net of cash acquired	(23,625)	—
Proceeds from sale of discontinued operations	—	2,520
Net investment activity	(4,011)	39,802
Capital expenditures	(35,856)	(38,456)
Increase in certain other assets & other	5,042	480
Net cash (used in) provided by investing activities	(58,450)	4,346

Cash flow from financing activities:
Dividends paid	(54,573)	(55,146)
Net borrowings	94,333	138,748
Repurchase of common shares	(3,076)	(104,852)
Other	16,264	(2,325)
Net cash provided by (used in) financing activities	52,948	(23,575)

Effect of exchange rate changes on cash and cash equivalents	2,888	2,049

Decrease in cash and cash equivalents	(31,370)	(71,844)
Cash and cash equivalents at the beginning of the period	333,920	328,658
Cash and cash equivalents at the end of the period	$302,550	$256,814